Exhibit 99.1

CONSOLIDATED

QUARTERLY FINANCIAL

STATEMENTS

December 31, 2006

POST OFFICE BOX 1029

GREER, SC 29652

Message to Shareholders

Shareholder Update

February 15, 2007

Dear Shareholders and Friends:

We are pleased to report that 2006 was another year of significant growth and progress for your Company. As of year-end 2006.

total assets reached $359 million, up 20.1% over year-end 2005, marking two consecutive years of 20% plus growth;

total outstanding loans grew to $244 million, up 23.5%;

total deposits reached $240 million, up 20.6%; and

net annual income was $3,152,806, up 12.8% over 2005; and, earnings per common diluted share were $1.25, up

11.6%.

As previously reported, the Board of Directors in late 2004 adopted a five year strategic growth plan which set an ambitious goal of almost doubling the assets of Greer State Bank in five years. At year-end 2004, the Bank’s assets totaled $231 million. The Bank’s goal is to reach $425 million in total assets by year-end 2009. We believe this asset growth will enhance the Bank’s ability to achieve excellent financial performance, risk management, and return on investment for our shareholders.

We are very pleased to report that as of December 31, 2006. Greer State Bank has achieved in two years 66% of its five-year, strategic growth goal for asset growth. We believe this puts the five-year goal well within reach over the next three years.

We are also gratified to report that the Taylors Office of Greer State Bank, which opened in August of 2005, has now reached $25 million in assets, well ahead of our initial projections. We anticipate this office will continue to perform well and enable the Bank to extend its service reach within the Taylors community.

In summary, we believe 2006 was another successful year. Your Company continued its strong growth rate while investing heavily in its future and delivering a 14.9% return on average equity.

Finally, thank you for your interest in Greer Bancshares Incorporated. We welcome your comments for improving your Company and our communications with you.

Respectfully,

/s/ David M. Rogers	/s/ Kenneth M. Harper	/s/ R. Dennis Hennett
David M. Rogers	Kenneth M. Harper	R. Dennis Hennett
Chairman of the Board	President	Chief Executive Officer

* * * * * * * * * * * * * *

The Company cautions readers that the statements contained in this release regarding the Company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This release speaks only as of its date, and the Company disclaims any duty to update the information herein.

BALANCE SHEETS

As of December 31, 2006

Unaudited

	In 000’s
	12/31/06	12/31/05
ASSETS
Cash and due from banks	$10,914	$6,235
Interest bearing deposits	776	564
Investment securities:
Held to maturity	23,581	28,482
Available for sale	60,185	49,543
Loans, less allowance for loan losses	244,057	197,587
Premises and equipment, net	6,632	5,747
Accrued interest receivable	2,299	1,615
Restricted stock	3,949	3,509
Other assets	7,269	6,165

TOTAL ASSETS	$359,662	$299,447

	In 000’s
	12/31/06	12/31/05
LIABILITIES
Deposits
Non-interest bearing	$29,816	$30,014
Interest bearing	210,472	169,173

Total Deposits	240,288	199,187

Short term debt	14,172	10,520
Long term debt	77,854	65,033
Other liabilities	4,806	3,143

TOTAL LIABILITIES	337,120	277,883

STOCKHOLDERS EQUITY:
Common stock	12,363	12,268
Additional paid in capital	3,040	2,741
Retained earnings	7,273	6,751
Accumulated other comprehensive loss	(134)	(196)

Total Stockholders Equity	22,542	21,564

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$359,662	$299,447

STATEMENTS OF INCOME

As of December 31,2006

Unaudited

	For the Quarter Ended		Year-to-Date
	In 000’s
	12/31/06	12/31/05	12/31/06	12/31/05
Interest Income
Loan (including fees)	$5,147	$3,649	$18,621	$11,695
Investment securities:
Taxable	678	666	2,619	2,468
Exempt from federal taxes	229	244	909	985
Federal Funds sold	15	9	34	96
Other	7	6	33	64

Total Interest Income	6,076	4,574	22,216	15,308

Interest Expense
Int. on deposit accounts	1,975	1,075	6,655	3,226
Int. on other borrowings	1,072	884	3,938	2,984

Interest Expense	3,047	1,959	10,592	6,210

Net Interest Income	3,029	2,615	11,624	9,098
Provision for Loan Losses	68	213	597	424

Net Interest Income after Provision for Loan Losses	2,961	2,402	11,027	8,674

Non-Interest Income
Customer Service Fees	227	247	937	982
Gain on securities	—	208	78	343
Other operating income	380	294	1,325	1,132

Total non-interest income	607	749	2,340	2,457

Non-Interest Expense
Salaries, Wages & Benefits	1,295	1,260	5,444	4,638
Occupancy and equipment	228	213	875	754
Postage and supplies	74	79	304	283
Other Operating Expenses	559	463	2,299	1,906

Total non-interest expense	2,156	2,015	8,922	7,581

Income Before Taxes	1,412	1,136	4,445	3,550
Provision for Income Taxes	428	363	1,292	755

Net Income	$984	$773	$3,153	$2,795

Unrealized gain/loss on available-for-sale securities	24	(412)	111	(822)

Less Reclassification Adjustments for (Gains) Included in Net Income	(0)	(128)	(49)	(212)

Comprehensive Income	$1,008	$233	$3,215	$1,761

Weighted average shares outstanding:	2,472	2,451	2,463	2,442

Earnings per Common Basic Share	$0.40	$0.31	$1.28	$1.14

Earnings per Common Diluted Share	$0.39	$0.31	$1.25	$1.12

GREER STATE BANK Directors

Mark S. Ashmore Ashmore Bros, Inc/Century Concrete President	Walter M. Burch Retired The Greer Citizen Former Co-Publisher/ General Manager

Gary M. Griffin Mutual Home Stores Vice President	Paul D. Lister Paul D. Lister, CPA, LLC President

R. Dennis Hennett Greer State Bank Chief Executive Officer	C. Don Wall Professional Pharmacy of Greer President

David M. Rogers Joshua’s Way, Inc. President	Theron C. Simth, III Eye Associates of Carolina, P.A. President

Harold K. James James Agency, Inc. Real Estate and Insurance Vice President/ Broker In Charge	Kenneth M. Harper Greer State Bank President

Greer State Bank Executive Officers

R. Dennis Hennett Chief Executive Officer	J. Richard Medlock, Jr. Executive Vice President/ Chief Financial Officer

Kenneth M. Harper President

Greer Bancshares Incorporated Officers

R. Dennis Hennett Chief Executive Officer	J. Richard Medlock, Jr. Secretary /Treasurer Chief Financial Officer

Kenneth M. Harper President

Greer Financial Services Corporation

Roger Sims
President and Investments Representative

Jason Karr
Assistant Vice President and Investments Representative

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864/877-2000

“TELEBANKER” - 864/879-2265

www.greerstatebank.com

Member FDIC

GREER BANCSHARES INCORPORATED Post Office Box 1029 Greer, South Carolina 29652-1029	PRST STD U.S. Postage PAID Permit No. 153 Newark, NJ